UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 8, 2026

Chaince Digital Holdings Inc.
(Exact Name of Registrant as Specified in Charter)
Cayman Islands	001-36896	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, Floor 41, New York, NY 10020

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 678-9653

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value US$0.004 per share	CD	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2026, Chaince Digital Holdings Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain purchasers (collectively, the “Purchasers”) named on the signature pages thereto, pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”), an aggregate of 30,560,000 Ordinary Shares, par value US$0.004 per share (the “Ordinary Shares”), at a purchase price of US$0.53 per Ordinary Share.

The Ordinary Shares were offered pursuant to the Company’s effective shelf registration statement on Form F-3 (File No. 333-287428), originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 20, 2025, as subsequently amended, and declared effective by the SEC on June 27, 2025, including the prospectus forming a part thereof, as supplemented by a prospectus supplement dated August 10, 2026 relating to the Offering.

The closing of the Offering occurred on August 11, 2026, in accordance with the terms and conditions set forth in the Securities Purchase Agreement. Upon the closing, the Company received aggregate gross proceeds of US$16,196,800 before deducting offering expenses. A portion of the purchase price was paid in USDT and USDC, each of which was treated as functionally equivalent to U.S. dollars on a 1:1 basis pursuant to the Securities Purchase Agreement. The Company intends to use the net proceeds from the Offering for its digital asset reserve, working capital and/or general corporate purposes.

The Securities Purchase Agreement contains customary representations and warranties, covenants, closing conditions and termination rights.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Securities Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

After the closing of the Offering and completion of the issuance of the Ordinary Shares, the Company had a total of 110,003,800 Ordinary Shares issued and outstanding, consisting of 79,443,800 Ordinary Shares issued and outstanding immediately prior to the closing and 30,560,000 Ordinary Shares issued in the Offering.

Ogier, Cayman Islands counsel to the Company, delivered an opinion regarding the validity of the Ordinary Shares issued and sold in the Offering, a copy of which is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On August 10, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

5.1	Opinion of Ogier
10.1	Form of Securities Purchase Agreement, dated as of August 8, 2026, by and among Chaince Digital Holdings Inc. and the Purchasers party thereto
99.1	Press Release, dated August 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2026

CHAINCE DIGITAL HOLDINGS INC.

By:	/s/ Shi Qiu
Name:	Shi Qiu
Title:	Chief Executive Officer